As filed with the Securities and Exchange Commission on April 28, 2011              Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLD RESERVE INC.

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)
926 West Sprague Avenue Suite 200 Spokane, Washington (Address of principal executive offices)	99201 (Zip Code)

GOLD RESERVE INC.  EQUITY INCENTIVE PLAN

(Full title of the plan)

                                agent for service:                                                                                   with a copy to:

                              ROCKNE J. TIMM                                                                     JONATHAN B. NEWTON

              926 West Sprague Avenue, Suite 200                                                       Baker & McKenzie LLP

                     Spokane, Washington 99201                                                           Pennzoil Place, South Tower

                                  (509) 623-1500                                                                         711 Louisiana, Suite 3400

             (Name, address and telephone number,                                                        Houston, Texas 77002

                              including area code)                                                                                (713) 427-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

                Large accelerated filer □                                                                                    Accelerated filer □

                Non-accelerated filer □  (Do not check if a smaller reporting company)  Smaller reporting company [x]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Class A Common Shares, no par value	1,232,226 Shares	$1.69	$2,082,462	$241.77
Class A Common Share Purchase Rights	1,232,226 Rights	N/A	N/A	N/A (3)

(1)           The Class A Common Shares, no par value per share (the “Class A Common Shares”), of Gold Reserve Inc. (the “Company”) being registered hereby relate to the Gold Reserve Inc. Equity Incentive Plan, as amended, (the “Plan”).  Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional Class A Common Shares and associated Class A Common Share Purchase Rights as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low per share prices of the Class A Common Shares on April 27, 2011, as reported on the NYSE Amex.

(3)           In accordance with Rule 457(g), no additional registration fee is required in respect of the Class A Common Share Purchase Rights.

Incorporation by Reference

The issuance of the additional 1,232,226 Class A Common Shares and Class A Common Share Purchase Rights attaching to such shares, being registered hereby shall be issued under the Plan, which was amended as of January 29, 2006 to increase the number of Class A Common Shares available for issuance under the Plan pursuant an “evergreen” provision (which provides that the total number of Class A Common Shares subject to issuance under the Plan shall be 10% of the Company’s outstanding Class A Common Shares from time to time). The Plan was reaffirmed by Shareholders June 11, 2009.  Pursuant to Instruction E of Form S-8, the contents of the following Registration Statements on Form S-8 are incorporated herein by reference:

  the Company, as filed with the Securities and Exchange Commission: (a) Registration Statement on Form S-8 (Registration No. 333-162587); (b) Registration Statement on Form S-8 (Registration No. 333-152882), as amended; (c) Registration Statement on Form S-8 (Registration No. 333-151589), as amended; (d) Registration Statement on Form S-8 (Registration No. 333-145769), as amended; (e) Registration Statement on Form S-8 (Registration No. 333-139463), as amended; (f) Registration Statement on Form S-8 (Registration No. 333-138128), as amended; (g) Registration Statement on Form S-8 (Registration No.333-135756), as amended; (h) Registration Statement on Form S-8 (Registration No. 333-133421), as amended; (i) Registration Statement on Form S-8 (Registration No. 333-127336), as amended; (j) Registration Statement on Form S-8 (Registration No. 333-119037), as amended; (k) Registration Statement on Form S-8 (Registration No. 333-110927),as amended; and (l) Registration Statement on Form S-8  (Registration No. 333-56495), as amended; and
  Gold Reserve Corporation, as assumed by the Company as successor issuer, as filed with the Securities and Exchange Commission: (a) Registration Statement on Form S-8 (Registration No. 033-61113), as amended; (b) Registration Statement on Form S-8 (Registration No. 033-58700), as amended; (c) Registration Statement on Form S-8 (Registration No. 033-69912), as amended; and (d) Registration Statement on Form S-8 (Registration No. 033-35595), as amended).

Item 3.   Incorporation of Documents by Reference.

The following items are incorporated herein by reference:

•         The Company’s Annual Report on Form 10-K, filed March 23, 2011, as amended;

•         All other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Company’s Annual Report on Form 10-K filed March 23, 2010, as amended;

•         The description of the Class A Common Shares registered hereby contained in the Company’s Registration Statement on Form S-4 filed on November 27, 1998 under the section entitled “DESCRIPTION OF SECURITIES AND COMPARISON OF RIGHTS OF SHAREHOLDERS”; and

•         The description of the Class A Common Share Purchase Rights registered hereby contained in the Company’s Form 6-K (Exhibit 99.1, Appendix C) dated May 14, 2009.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to its filing of this registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 8.   Exhibits.

The following are filed as exhibits to this registration statement:

Exhibit Number	Description
4.1

Gold Reserve Inc. Equity Incentive Plan (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 20-F (File No. 001-31819) filed with the Securities and Exchange Commission on April 3, 2006)

4.2

Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit No. 3.1 to the Proxy Statement/Joint Prospectus included as part of the Company’s registration statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.3

Bylaws of the Company (incorporated by reference to Exhibit No. 3.2 to the Proxy Statement/ Joint Prospectus included as part of the Company’s registration statement on Form S-4 (Registration No.333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.4

Shareholder Rights Plan Agreement (as amended) of the Company (including form of Rights Certificate) (incorporated by reference to Exhibit 99.1, Appendix C of the Company's Form 6-K filed with the Securities and Exchange Commission on May 14, 2009)

4.5

Form of Certificate for the Class A Common Shares (incorporated by reference to Exhibit 4.4 to the Company’s registration statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

5.1	Opinion and consent of Austring, Fendrick, Fairman & Parkkari *
23.1	Consent of PricewaterhouseCoopers LLP*
24.1	Power of Attorney (included on the signature page of the registration statement)*

_______________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on April 27, 2011.

GOLD RESERVE INC.

By:  /s/ Rockne J. Timm

ROCKNE J. TIMM

Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of Gold Reserve Inc. hereby appoints Rockne J. Timm his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, with full power to act alone, to sign on his behalf and in the capacity set forth below, any and all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file each such amendment and post-effective amendment to this Registration Statement, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Rockne J. Timm ROCKNE J. TIMM	Chief Executive Officer (Principal Executive Officer) and Director	April 27, 2011
/s/ Robert A. McGuinness ROBERT A. McGUINNESS	Vice President Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	April 27, 2011
/s/ A. Douglas Belanger A. DOUGLAS BELANGER	President and Director	April 27, 2011
/s/ James H. Coleman JAMES H. COLEMAN	Chairman of the Board	April 27, 2011
/s/ James P. Geyer JAMES P. GEYER	Director	April 27, 2011
/s/ Patrick D. McChesney PATRICK D. McCHESNEY	Director	April 27, 2011
/s/ Chris D. Mikkelsen CHRIS D. MIKKELSEN	Director	April 27, 2011
/s/ Jean Charles Potvin JEAN CHARLES POTVIN	Director	April 27, 2011

EXHIBIT LIST

Exhibit Number	Description
4.1

Gold Reserve Inc. Equity Incentive Plan (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 20-F (File No. 001-31819) filed with the Securities and Exchange Commission on April 3, 2006)

4.2

Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit No. 3.1 to the Proxy Statement/Joint Prospectus included as part of the Company’s registration statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27,1998)

4.3

Bylaws of the Company (incorporated by reference to Exhibit No. 3.2 to the Proxy Statement/Joint Prospectus included as part of the Company’s registration statement on Form S-4 (Registration No.333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.4

Shareholder Rights Plan Agreement (as amended) of the Company (including form of Rights Certificate) included as Exhibit 99.1, Appendix C of the Company's Form 6-K filed with the Securities and Exchange Commission on May 14, 2009

4.5

Form of Certificate for the Class A Common Shares (incorporated by reference to Exhibit 4.4 to the Company’s registration statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

5.1	Opinion and consent of Austring, Fendrick, Fairman & Parkkari *
23.1	Consent of PricewaterhouseCoopers LLP*
24.1	Power of Attorney (included on the signature page of the registration statement)*

_______________

* Filed herewith.

EXHIBIT 5.1

AUSTRING, FENDRICK, FAIRMAN & PARKKARI

BARRISTERS & SOLICITORS

LORNE N. AUSTRING DEBRA L. FENDRICK	3081 Third Avenue
H. SHAYNE FAIRMAN KEITH D. PARKKARI	Whitehorse, Yukon
GREGORY A. FEKETE ANNA J. PUGH	Y1A 4Z7
STEPHANIE M. SCHORR MIKE A. REYNOLDS
KYLE J. CARRUTHERS TESS LAWRENCE
PHONE: (867) 668-4405
FAX: (867) 668-3710
E-MAIL: gf@lawyukon.com

Our File No:        014910-31

April 20, 2011

United States Securities and Exchange Commission

Washington, DC

20549 USA

Gold Reserve Inc.

926 West Sprague Avenue, Suite 200

Spokane, Washington

99201 USA

Dear Sirs/Mesdames:

Re:       Gold Reserve Inc. Equity Incentive Plan

We are Yukon counsel to Gold Inc., a corporation incorporated under the laws of the Yukon Territory (the "Company"). The Company adopted an Equity lncentive Plan in 1997, which was amended and restated as of January 29, 2006 (the "Equity Plan"). The Equity Plan was further amended and restated on November 12, 2008, with an effective date of January 1, 2008. The Equity Plan permits the grant of stock options, stock appreciation rights and restricted stock for the employees, directors and consultants of the Company and its subsidiaries. The total number of shares subject to issuance under the Plan, whether in the form of restricted stock, options, or stock appreciation rights, or any combination thereof, is 10% of the Corporation's outstanding shares, from time to time.

The Company proposes to increase the number of shares authorized for issuance under the Equity Plan by 1,232,226 Class A Common shares, no par value per share. The shares will include the Class A Common Share Purchase Rights attaching to such shares pursuant to that certain Shareholder Rights Plan Agreement, amended and restated as of January 29, 2006, between the Company and Computershare Trust Company of Canada (the "Rights Agreement"), which shall be issued pursuant to the Equity Plan, and will also include such additional Class A Common Shares as may become issuable pursuant to the anti-dilution provisions of the Equity Plan (such shares are collectively referred to as the "Securities").

AUSTRING, FENDRICK, FAIRMAN & PARKKARI

The increase to the number of shares authorized for issuance under the Equity Plan by 1,232,226 shares will result in the maximum number of shares available for issuance of 5,945,009 shares, which represents 10% of the Company's common shares outstanding.

In rendering this opinion we have examined such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such conformed, certified or photostatic copies.

Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery of the Securities in accordance with the terms and conditions of the Equity Plan and, as appropriate, the Rights Agreement, and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Equity Plan and, as appropriate, the Rights Agreement, the Securities will be validly issued, fully paid and non-assessable.

This opinion is solely for your benefit and is not to be relied upon or reviewed by any other party without our prior written consent.

Yours truly,

s/    Austring, Fendrick, Fairman & Parkkari

Consent of Counsel

We hereby consent to the use of our opinion dated April 20, 2011 as an exhibit, and consent to the use of our name in this Registration Statement.

s/          Austring, Fendrick, Fairman & Parkkari

                Whitehorse, Yukon

                April 20, 2011

 EXHIBIT 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Gold Reserve Inc. Equity Incentive Plan) of our report dated March 22, 2011 relating to the consolidated financial statements of Gold Reserve Inc., which appears in Gold Reserve Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.

s/             PricewaterhouseCoopers LLP

                Vancouver, B.C., Canada

                April 27, 2011